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                                                                  Exhibit 5.1




April 7, 2000



Bear, Stearns & Co. Inc.
Morgan Stanley & Co. Incorporated
as U.S. Underwriters

and

Bear, Stearns International Limited
Morgan Stanley & Co. International Limited
as International Managers
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

RE: UNDERWRITING AGREEMENT
Matter: 662*200000306

Dear Sirs:

We have acted as Dominican counsel to TRICOM, S.A., a corporation (SOCIEDAD ANONIMA) organized under the laws of the Dominican Republic (the "Company"), in connection with the preparation and filing of a Registration Statement on Form F-1 (the "Registration Statement") under the U.S. Securities Act of 1933, as amended (the "Securities Act") and of the Prospectus included in the Registration Statement (the "Prospectus"), with respect to the proposed offering by the Company (the "Offering") of


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Sirs
Bear, Stearns International Limited
Morgan Stanley & Co. International Limited
Page No. 2



up to 4,600,000 shares of the Company's Class A Common Stock (the "Common Stock"), RD$10 per share (the "Class A Shares"), including 600,000 shares of Class A Common Stock that are subject to an over-allotment option granted to the Underwriters.

The terms capitalized in this legal opinion, which are not provided by a specific definition in this document, shall have, unless the context requires otherwise, the same meaning as in the Underwriting Agreement.

Nothing has come to our attention that causes us to believe that the Registration Statement, as of the date and time as of which such was declared effective by the Securities and Exchange Commission (the "Commission") contained an untrue statement of material fact or omitted to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; it being understood that we express no belief or opinion as to the financial statements or other financial or statistical data contained in the Registration Statement or the Prospectus.

In rendering this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Amended and Restated By-Laws of the Company (ESTATUTOS), the Underwriting Agreement among the Company and the several Underwriters in the form filed as Exhibit 1 to the Registration Statement (the "Agreement") and the "Deposit Agreement" among the Company, The Bank of New York (the "Depositary"), and the owners and holders of American Depositary Receipts (collectively, the "Transaction Documents") and such other agreements, corporate records, certificates of public officials, powers of attorney, governmental orders and other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein, we have, when such facts were not independently established, relied upon certificates of public officials and certificates, oaths, declarations and representations of the Company and the Company's officers, directors and other representatives.

We are attorneys admitted to the practice of law in the Dominican Republic, and we express no opinion as to the law of any jurisdiction other than the laws of the Dominican Republic. The opinions set forth below are based upon the laws, rules or

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Sirs
Bear, Stearns International Limited
Morgan Stanley & Co. International Limited
Page No. 3


regulations, as the case may be, in effect on the date hereof.

Based upon and subject to the foregoing, we are of the opinion that:

(i) Each of the Company and its subsidiaries (other than TRICOM USA, Inc., a Delaware corporation "TRICOM USA"), has been duly organized and is validly existing as a corporation (SOCIEDAD ANONIMA) under the laws of the Dominican Republic. Each of the Company and its subsidiaries (other than TRICOM USA, TRICOM INTERNATIONAL SERVICES, INC. and ENEL.COM, INC., all Delaware Corporations (collectively the "US Subsidiaries")) is duly qualified and in good standing as a foreign corporation in each jurisdiction in which to our knowledge, the character or location of its properties owned, leased or licensed or the nature or conduct of its business makes such qualification necessary, except where the failure to be so qualified or in good standing would not in the aggregate have a Material Adverse Effect. Each of the Company and its subsidiaries (other than the Us Subsidiaries) has all requisite corporate power and authority to conduct its business as now being conducted and as described in the Prospectus and to own, lease and operate its properties;

(ii) The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. All of the outstanding shares of capital stock of the Company are duly and validly authorized, are validly issued and are fully paid and nonassessable and were not issued in violation of or are subject to any preemptive or, to our knowledge, similar rights. Except as described in the Prospectus, to our knowledge, there are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Company or any of its subsidiaries. To our knowledge, there are no holders of securities of the Company who, by the filing of the Registration Statement or the execution or performance by the Company of any Transaction Document, have any right to request or demand that the Company register under the Securities Act or analogous foreign laws and regulations securities held by them. The ADSs representing the Common Stock, to be issued by the Company, when issued, offered for subscription and delivered by the Company upon payment therefore and deposited with the Depositary in accordance with the transactions contemplated by the Agreement and the Prospectus will have been duly authorized and will be duly and validly issued and outstanding fully paid and nonassessable, and will not be issued in violation of or subject to any preemptive rights. The Common Stock conform, in all material respects, to, and entitle the holders thereof to the rights set forth in, the descriptions thereof contained in the Prospectus; the Common Stock may be freely deposited by the Company with the Depositary against issuance of ADRs evidencing ADSs; the ADSs are freely transferable by the Company to or for the account of the several Underwriters; and there are no

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Sirs
Bear, Stearns International Limited
Morgan Stanley & Co. International Limited
Page No. 4


restrictions on subsequent transfers of Common Stock, under the laws of the Dominican Republic except as described in the Prospectus under "Description of Capital Stock" and "Description of American Depositary Receipts." Other than the shares owned by individual shareholders in order to satisfy the requirements of seven (7) shareholders as a minimum, as set forth by the Dominican Code of Commerce, all of the outstanding capital stock of the Company is owned free and clear of any lien, encumbrance, charge, claim, security interest, restriction on transfer, voting trust or other defect of title whatsoever, except as described in the Prospectus. All of the issued and outstanding shares of capital stock of each of the US Subsidiaries have been duly and validly issued and are fully paid and nonassessable and were not issued in violation of or are subject to any preemptive rights and are owned of record by the Company (other than the shares of GFN Comunicaciones owned by other persons in order to satisfy requirements under the laws of the Dominican Republic with respect to the minimum number of shareholders), free and clear of any lien, encumbrance, charge, claim, security interest, restriction on transfer, voting trust or other defect of title whatsoever;

(iii) The Company has all the requisite corporate power and authority to execute, deliver and perform each of the Transaction Documents and to consummate the transactions contemplated hereby and thereby, including, without limitation, the issuance, sale and delivery of the ADSs;

(iv) The filing of the Registration Statement and the Prospectus with the Commission has been duly authorized by and on behalf of the Company and the Registration Statement has been duly executed; no further approval or authority of the shareholders or the Board of Directors of the Company is required for the issuance of the Common Stock or the ADSs, and the Common Stock to be deposited with the Depositary against the issuance of the ADRs evidencing the ADSs have been duly and validly authorized and, upon the payment for the ADSs pursuant to the terms of the Agreement, will be fully paid and nonassessable, and the Depositary will receive good, valid and marketable title to the Common Stock free and clear of any liens, encumbrances, charges, claims, security interests, voting trust or other defects of title whatsoever arising through the Company;

(v) The deposit of the Common Stock being deposited with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered on each applicable Closing Date, the sale and the delivery of the ADSs to be delivered on such Closing Date, and the authorization, execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation of the transactions by the Company contemplated hereby and thereby, will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default

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Sirs
Bear, Stearns International Limited
Morgan Stanley & Co. International Limited
Page No. 5


under (or an event that with notice of the lapse of time, or both would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company or any of its subsidiaries, or an acceleration of any indebtedness of the Company or any of its subsidiaries pursuant to (A) the ESTATUTOS SOCIALES or other constituent document of the Company and any of its subsidiaries, (B) to our knowledge, any material bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their respective assets or properties is or may be bound, (C) any statute, rule or regulation of the Dominican Republic applicable to the Company or any of its subsidiaries or any of their respective assets or properties or (D) to our knowledge, any judgment, order or decree of any court or governmental agency, having jurisdiction over the Company or any of its subsidiaries or their respective assets or properties.

(vi) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any Dominican Republic governmental agency or body or court is required for the execution, delivery and performance of any of the Transaction Documents or the consummation of the transactions contemplated hereby and thereby;

(vii) To our knowledge, the Company and each of its subsidiaries owns or possesses or has obtained all governmental and regulatory licenses, certificates, permits, consents, franchises, orders, approvals, concessions, including the Concession Agreement with the Dominican Government executed as of February 23, 1996, and other authorizations necessary to own their respective properties, and to carry on their respective businesses as presently conducted and as described in the Prospectus and, to our knowledge, neither the Company nor any of its subsidiaries has received any notice relating to the revocation, modification or termination of any such license, certificate, permit, consent, franchise, order, approval, concession or other authority which, individually or in the aggregate, if the subject of any unfavorable decision, ruling, result or holding, would result in a material adverse change in the condition (financial or other), earnings, business prospects, results of operations or business affairs of the Company;

(viii) The Agreement has been duly and validly authorized, executed and delivered by the Company;

(ix) The Deposit Agreement has been duly and validly authorized, executed and delivered by the Company; upon issuance by the Depositary of ADRs evidencing ADSs against the deposit of Common Stock in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose

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Sirs
Bear, Stearns International Limited
Morgan Stanley & Co. International Limited
Page No. 6


names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Prospectus;

(x) To our knowledge, there is (a) no action, suit, investigation or proceeding pending or threatened in writing, which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries is or may be subject, before any Dominican governmental, judicial or administrative authority, (b) no statute, rule, regulation or order that has been enacted, adopted or issued by any Dominican governmental agency or that has been proposed by any Dominican governmental body and (c) no injunction, restraining order or order of any nature by a Dominican court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject or to which the business, assets or property of the Company or any of its subsidiaries is or may be subject, which in the case of clauses (a), (b), and (c) above, (i) purports to affect the legality, validity or enforceability or any of the Transaction Documents, or (ii) is required to be disclosed in the Registration Statement and the Prospectus and that is not so disclosed;

(xi) Each of the Transaction Documents is in proper legal form under the laws of the Dominican Republic for the enforcement thereof in the Dominican Republic against the Company in the courts of the Dominican Republic; provided that a translation by Judicial Interpreter in Spanish of such documents is required to bring an action thereon in the courts of the Dominican Republic;

(xii) The choice of New York law as the governing laws of the Transaction Documents is legal, valid and binding under the laws of the Dominican Republic; provided that neither the terms of such Transaction Documents nor any provisions of the New York law applicable to any such Transaction Documents are found to be contrary to the public policy (ORDEN PUBLICO) of the Dominican Republic; and provided further that Dominican law will be applied to the performance in the Dominican Republic of any obligations set forth in the Transaction Documents;

(xiii) The statements in the Registration Statement and the Prospectus, insofar as they are descriptions of contracts, agreements, or other legal documents governed by the laws of the Dominican Republic, are true and correct in all material respects;

(xiv) The Dominican Republic courts will recognize and enforce a final judgment of a United States federal or state court of competent jurisdiction sitting in New York City in respect of any amount payable by the Company under the ADSs or any of the other Transaction Documents, or arising out of or based upon the offering or sale of the ADSs contemplated by the Agreement, provided that Dominican legal requirements and procedures pertaining the validation of foreign courts' decisions have been duly fulfilled;

(xv) The submission by the Company to the jurisdiction of the courts of the State of New York and the federal courts of the United States of America, in each case sitting in

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Sirs
Bear, Stearns International Limited
Morgan Stanley & Co. International Limited
Page No. 7


the Borough of Manhattan, the City of New York, and the appointment of the agent for service of process contained in the Transaction Documents is valid;

(xvi) The indemnification and contribution provisions set forth in Sections 7 and 8 of the Agreement do not contravene the public policy or laws of the Dominican Republic;

(xvii) Neither the Company nor any of its properties or assets has any immunity from jurisdiction of any competent court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the Dominican Republic;

(xviii) The statements in the Prospectus under "Prospectus Summary - TRICOM, S.A.", "Prospectus Summary - The Offering", "Foreign Exchange Controls ", "Dividend Policy", "Exchange Rates", "Business", "Management", "Principal Shareholders", "Description of Capital Stock", and "Tax Considerations", to the extent such statements relate to matters of Dominican law or regulation or to the provisions of documents therein described, are true and accurate in all material respects and are confirmed as of each applicable Closing Date ; nothing has been omitted from such statements which would make the same misleading in any material respect;

(xix) Under current Dominican law, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Dominican Republic or any political subdivision or taxing authority thereof or therein in connection with (A) the authorization, issuance, sale and delivery of the ADSs by the Company in the manner contemplated in the Agreement, (B) the issuance by the Company of the Common Stock, (C) the deposit with the Depositary of Common Stock against the issuance of ADRs evidencing the ADSs in accordance with the terms of the Deposit Agreement, (D) the sale and delivery by the Company of the ADSs to or for the respective accounts of the Underwriters, (E) the sale and delivery outside the Dominican Republic by the Underwriters of the ADSs to the initial purchasers thereof or (F) the consummation of any other transaction contemplated by the Agreement;

(xx) All dividends and other distribution declared and payable on the Common Stock of the Company may under current Dominican laws and regulations be paid to the Depositary in Dominican pesos that, assuming registration of the investment, may be converted into foreign currency that may be freely transferred out of the Dominican Republic, and all such dividends and other distributions will not be subject to Dominican Republic withholding or other taxes under Dominican laws and regulations and are otherwise free and clear of any other tax, duty, withholding or deduction in the Dominican Republic and without the necessity of obtaining any governmental authorization in the Dominican Republic, except as disclosed in the Prospectus

We hereby consent to the filing of this opinion as enclosed to the Underwriting Agreement.

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Sirs
Bear, Stearns International Limited
Morgan Stanley & Co. International Limited
Page No. 8


This opinion is solely for your benefit and is not to be quoted in whole or in part, summarized or otherwise referred to, nor is it to be filed with or supplied to or relied upon by any governmental agency or other person without the written consent of this firm. This opinion is of the date hereof. We specifically disclaim any responsibility to update or supplement this opinion to reflect any events or state of facts which may hereafter come to our attention, or any changes in statutes or regulations or any court decisions which may hereafter occur.

Very truly yours,


Leonel Melo